UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 28, 2013

United Parcel Service, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15451	58-2480149
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Glenlake Parkway, N.E., Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (404) 828-6000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 — Results of Operations and Financial Condition.

On July 12, 2013, United Parcel Service, Inc. (the “Company”) issued a press release containing information about the Company's results of operations for the second quarter ended June 30, 2013. A copy of the press release is attached hereto as Exhibit 99.1.

Item 8.01 — Other Events.

On June 28, 2013, United Parcel Service, Inc. (the "Company") and the International Brotherhood of Teamsters agreed to an extension of the existing National Master Agreement, which covers the Company's U.S. domestic small package employees, and all local riders, supplements, and addenda. The extension is open-ended and can be terminated by either party on thirty days' notice. The agreement covering UPS Freight is scheduled to expire on July 31, 2013; however, UPS remains committed to resolve remaining issues on the UPS Freight agreement.

Item 9.01 — Financial Statements and Exhibits.

(c) Exhibits

99.1       Press release dated July 12, 2013

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED PARCEL SERVICE, INC.
Date: July 12, 2013	By:	/s/ Kurt P. Kuehn
Kurt P. Kuehn
Senior Vice President and Chief Financial Officer